The Income Fund of America, Inc.
                      One Market, Steuart Tower, Suite 1800
                         San Francisco, California 94105
                              Phone (415) 421-9360

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



JANET A. MCKINLEY, Chairman and PEO, and DAYNA G. YAMABE, Treasurer of The Income Fund of America, Inc., (the "Registrant"), each certify to the best of her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended January 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                        Chief Financial Officer

THE INCOME FUND OF AMERICA, INC.               THE INCOME FUND OF AMERICA, INC.


By /s/ Janet A. McKinley                       By /s/ Dayna G. Yamabe
----------------------------                   --------------------------------
Janet A. McKinley, Chairman                    Dayna G. Yamabe, Treasurer

Date: April 8, 2004                            Date:  April 8, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE INCOME FUND OF AMERICA, INC. and will be retained by THE INCOME FUND OF AMERICA, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.